UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2021

Cipherloc Corporation

(Exact name of registrant as specified in its charter)

Texas	000-28745	86-0837077
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

6836 Bee Caves Road

Building 1, Suite 279

Austin, TX 78746

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 772-4245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

Private Offering

As previously disclosed in the Current Report on Form 8-K filed by Cipherloc Corporation (the “Company”, “we” or “us”), on April 8, 2021, on March 31, 2021, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”), with certain accredited investors (the “Purchasers”), pursuant to which the Company, on March 31, 2021, sold the Purchasers an aggregate of 35,757,942 (a) shares of common stock (the “Shares”), and (b) warrants to purchase shares of common stock (the “Warrants”) of the Company. The Shares and Warrants were sold at a price of $0.18 per combined Share and Warrant (the “Offering Price”), which was equal to 80% of the closing sales price of the Company’s common stock on the OTC Pink market on March 30, 2021, which was the last trading day prior to the entry into the Purchase Agreement.

The Purchase Agreement allowed for additional sales of Shares and Warrants, and additional closings, until the earlier of (a) April 30, 2021; (b) the date that the Company had sold $10 million in Shares and Warrants; or (c) such earlier date as the Company and the Placement Agent (defined below) may mutually agree.

Subsequent to the original March 31, 2021 closing, additional Purchasers became party to the Purchase Agreement, and purchased an aggregate of 19,791,673 Shares (55,549,615 Shares when including Shares sold on March 31, 2021) and 19,791,673 Warrants (55,549,615 Warrants when including Warrants sold on March 31, 2021) pursuant to the terms of the Purchase Agreement, pursuant to closings which occurred on April 7, 2021; April 9, 2021; and April 16, 2021, as follows:

Date of Closing	Shares Sold	Warrants Sold
April 7, 2021	7,513,893	7,513,893
April 9, 2021	8,683,336	8,683,336
April 16, 2021	3,594,444	3,594,444
	19,791,673	19,791,673

The purchase price of the Shares and Warrants sold in April 2021 were the same as those sold on March 31, 2021 ($0.18 per Share and Warrant), and the Warrants had identical terms as those sold on March 31, 2021, except that each tranche of Warrants was exercisable for five years from the Date of Closing on which they were granted.

Total gross proceeds from the offering of the Shares and Warrants sold in April 2021 was $3.56 million, or $10 million when added to the $6.64 million of gross proceeds from the March 31, 2021 closing. As a result, the offering is now closed.

Paulson Investment Company, LLC (the “Placement Agent”), served as placement agent for the offering and the Company entered into a Placement Agent Agreement with the Placement Agent in connection therewith (the “Placement Agreement”) and an Indemnification Agreement. As partial consideration for the services provided by the Placement Agent, the Company granted the Placement Agent and its assigns, warrants to purchase shares of common stock (the “Placement Warrants”, also discussed in greater detail below).

The Company also granted the Purchasers registration rights pursuant to a Registration Rights Agreement (the “RR Agreement”).

There were no changes to the terms of the Purchase Agreement, Lock-Up Agreements, RR Agreement, the Warrants (other than the dates of exercise as discussed above), or the Placement Agent Agreement, in connection with the April 2021 sales, versus the March 31, 2021 sales, and the terms of such documents/securities are described in greater detail in the Current Report on Form 8-K filed by the Company on April 8, 2021, which information is incorporated herein by reference.

Pursuant to the terms of the Placement Agent Agreement entered into with the Placement Agent, we agreed to pay the Placement Agent a cash commission of 13% of the gross proceeds received in the offering ($463,125 in connection with the April 2021 sales and $871,736 in connection with the March 31, 2021 closing, or $1,334,861 in aggregate), and to grant the Placement Agent a warrant to purchase 15% of the Shares sold in the offering (2,968,748 shares in connection with the April 2021 sales and 5,363,691 shares in connection with the March 31, 2021 closing, or warrants to purchase 8,332,439 shares in aggregate).

The Placement Warrants are evidenced by a Placement Warrant, have a term of 10 years, an exercise price of $0.18 per share (the Offering Price), a term of 10 years, and cashless exercise rights. We are required to pay the Placement Agent liquidated damages of $10 per day for each $1,000 of shares not timely delivered upon the exercise of the Placement Warrants. The Placement Warrants include a weighted average anti-dilution right in the event we issue any shares of common stock or equivalents with a value less than the then exercise price. As a result, the effect of the anti-dilution right may cause significant dilution to existing shareholders.

* * * * *

The foregoing summary included or incorporated by reference above, of the Warrant Agreements, Placement Warrants, Purchase Agreement, RR Agreement, Lock-Up Agreements, Placement Agreement and Indemnification Agreement, is qualified in its entirety by reference to the full text of the Form of Warrant Agreement, Placement Warrant, Form of Purchase Agreement, Form of Registration Rights Agreement, Form of Lock-Up Agreement, Placement Agreement and Indemnification Agreement, which are incorporated herein by reference as Exhibits 4.1 and 4.2 and Exhibits 10.1 through 10.5, respectively, and are incorporated into this Item 1.01 in their entirety, by reference.

The Company intends to use the net proceeds from the offering to build the organization needed to commercialize its existing patented technology, pay the compensation of directors and officers (including accrued compensation), and fund additional working capital needs.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02. Unregistered Sales of Equity Securities.

The information in Item 1.01 relating to the offering, the 55,549,615 Shares, 55,549,615 Warrants, and 8,332,439 Placement Warrants, are incorporated by reference into this Item 3.02. We claim an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), for such issuances and grants, since the foregoing issuances and grants did not involve a public offering, the recipients were (a) “accredited investors”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing grants and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain/will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

In the event the Warrants are exercised in full (and without taking into account any anti-dilutive rights associated therewith), a maximum of a total of 55,549,615 shares of common stock would be issuable to the holders thereof upon exercise thereof (including 19,791,673 shares of common stock issuable to the holders thereof who acquired Warrants pursuant to the April 2021 closings and 35,757,942 shares of common stock issuable to the holders thereof who acquired Warrants pursuant to the March 31, 2021 closing).

In the event the Placement Warrants are exercised in full (and without taking into account any anti-dilutive rights associated therewith), a maximum of a total of 8,332,439 shares of common stock would be issuable to the holder(s) thereof upon exercise thereof (including 2,968,748 shares issuable upon exercise of warrants due in connection with the April 2021 sales and 5,363,691 shares issuable upon exercise of warrants due in connection with the March 31, 2021 closing).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1*	Form of Common Stock Purchase Warrant of Cipherloc Corporation, issued in March 2021 Private Offering (filed as Exhibit 4.1 to the Current Report on Form 8-K filed by Cipherloc Corporation on April 8, 2021, and incorporated by reference herein)(File No. 000-28745)
4.2**	Form of Purchase Warrant Issued to Placement Agent and its Assigns dated April 16, 2021
10.1*	Form of Securities Purchase Agreement dated March 31, 2021, by and between Cipherloc Corporation, and each of the purchasers party thereto (filed as Exhibit 10.1 to the Current Report on Form 8-K filed by Cipherloc Corporation on April 8, 2021, and incorporated by reference herein)(File No. 000-28745)
10.2*	Form of Registration Rights Agreement dated March 31, 2021, by and between Cipherloc Corporation, and each of the purchasers party thereto (filed as Exhibit 10.2 to the Current Report on Form 8-K filed by Cipherloc Corporation on April 8, 2021, and incorporated by reference herein)(File No. 000-28745)
10.3*	Form of Lock-Up Agreement (March 2021 Offering) (filed as Exhibit 10.3 to the Current Report on Form 8-K filed by Cipherloc Corporation on April 8, 2021, and incorporated by reference herein)(File No. 000-28745)
10.4*	Placement Agent Agreement dated January 11, 2021, by and between Cipherloc Corporation and Paulson Investment Company, LLC (filed as Exhibit 10.4 to the Current Report on Form 8-K filed by Cipherloc Corporation on April 8, 2021, and incorporated by reference herein)(File No. 000-28745)
10.5*	Indemnification Agreement dated February 22, 2021, by and between Cipherloc Corporation and Paulson Investment Company, LLC (filed as Exhibit 10.5 to the Current Report on Form 8-K filed by Cipherloc Corporation on April 8, 2021, and incorporated by reference herein)(File No. 000-28745)

* Previously filed.

** Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2021

CIPHERLOC CORPORATION

By:	/s/ Ryan Polk
Ryan Polk
Chief Financial Officer